EXHIBIT 99.1

Precision Therapeutics, Formerly Skyline Medical, Announces Stock Ticker Symbol Change to AIPT

Change in ticker symbol reflects Company’s market positioning as leaders in the AI for precision medicine market

MINNEAPOLIS, Feb. 02, 2018 (GLOBE NEWSWIRE) -- Precision Therapeutics Inc, formerly Skyline Medical Inc, (NASDAQ:SKLN) (NASDAQ:AIPT) (“Precision Therapeutics” or the “Company”), is pleased to announce that its NASDAQ Capital Market ticker symbol will change from 'SKLN' to ‘AIPT' effective February 2, 2018. The new symbol has been chosen to align the Company’s symbol with its new name, Precision Therapeutics, which better reflects the Company’s new strategic focus on applying artificial intelligence to precision medicine and drug discovery.

“Precision Medicine is a fast-growing field of healthcare that considers a patient’s genes, lifestyle, and environment in the development of effective therapies to treat disease,” Dr. Carl Schwartz commented. “It has a wide range of potential applications, including for the treatment of cancer, and has been hailed as ushering in a new generation of treatments and diagnostics. We are excited to participate in the growth of this market which, according to research from Global Market Insights, is estimated to grow at 10.5% CAGR to reach $96 billion by 2024. Changing our name, and now our ticker symbol, emphasizes our market positioning as an invaluable support service to this revolutionary area of the healthcare market.”

Precision Therapeutics’ mission is to improve the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data diseases databases. Through its 20% equity stake in Helomics®, the Company has access to a diagnostic platform that generates rich molecular profiles and drug response data from the patient’s own tumor. Using an AI-based bioinformatics platform (D-CHIP™), the data is analyzed and provides a precision oncology roadmap for the patient and their oncologist. Precision Therapeutics will participate in earnings generated from pharmaceutical companies that use the Helomics platform when developing new therapies e.g. Next Generation Sequencing (NGS). The D-CHIP platform continually learns the association between the DNA alterations and the drug response of the patient’s tumor, generating actionable knowledge that is of great value to Pharma companies as they develop new therapies. Access to this knowledge and any lab services is offered through its Contract Research (CRO) business.

Dr. Schwartz continued, “We believe our offering is rapidly becoming seen as vital to the development of better and more personalized treatments and diagnostic technologies. We plan to build on the foundation provided by Helomics to drive both diagnostic and CRO revenues. Our growth strategy includes securing new partnerships and considering acquisitions in the precision medicine space, such as additional molecular tests for cancer and other diseases, companion diagnostics, microbiome assessment and other technologies, to add data to the D-Chip platform and drive new clients in the pharmaceutical, diagnostic, and biotech sectors.”

About Precision Therapeutics Inc.

Precision Therapeutics (NASDAQ:AIPT) operates in two business areas: first, development of a healthcare CRO that provides personalized medicine solutions for clients in the pharmaceutical, diagnostic, and biotech industries, and second, production of the FDA-approved STREAMWAY® System for automated, direct-to-drain medical fluid disposal.

Precision Therapeutics’ CRO services business is committed to improve the effectiveness of cancer therapy using the power of artificial intelligence (AI) applied to rich data diseases databases. This business has launched with Precision Therapeutics’ investment in Helomics Corporation, a precision diagnostic company and integrated clinical contract research organization whose mission is to improve patient care by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace.  In addition to its proprietary precision diagnostics for oncology, Helomics offers boutique CRO services that leverage our patient-derived tumor models, coupled to a wide range of multi-omics assays (genomics, proteomics and biochemical), and a proprietary bioinformatics platform (D-CHIP) to provide a tailored solution to our client’s specific needs. Helomics is 20% owned by Precision Therapeutics.  Helomics® is headquartered in Pittsburgh, Pennsylvania where the company maintains state-of-the-art, CLIA-certified, clinical and research laboratories. For more information, please visit: www.Helomics.com. Precision Therapeutics and Helomics have also announced a proposed joint venture with GLG Pharma focused on using their combined technologies to bring personalized medicines and testing to ovarian and breast cancer patients, especially those who present with ascites fluid (over one-third of patients). The growth strategy in this business includes securing new partnerships and considering acquisitions in the precision medicine space.

Sold through the Skyline Medical business of Precision Therapeutics, The STREAMWAY System virtually eliminates staff exposure to blood, irrigation fluid and other potentially infectious fluids found in the healthcare environment. Antiquated manual fluid handling methods that require hand carrying and emptying filled fluid canisters present an exposure risk and potential liability. Skyline Medical's STREAMWAY System fully automates the collection, measurement and disposal of waste fluids and is designed to: 1) reduce overhead costs to hospitals and surgical centers; 2) improve compliance with OSHA and other regulatory agency safety guidelines; 3) improve efficiency in the operating room, and radiology and endoscopy departments, thereby leading to greater profitability; and 4) provide greater environmental stewardship by helping to eliminate the approximately 50 million potentially disease-infected canisters that go into landfills each year in the U.S.  For additional information, please visit www.skylinemedical.com.

Forward-looking Statements

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks to and uncertainties in the Company's business that may cause actual results to differ materially from those anticipated by the statements made herein. Such risks and uncertainties include risks related to the proposed joint ventures, including the need to negotiate the definitive agreements for the joint ventures; possible failure to realize anticipated benefits of the joint ventures; and costs of providing funding to the joint ventures. Other risks and uncertainties relating to the Company include, among other things, current negative operating cash flows and a need for additional funding to finance our operating plan; the terms of any further financing, which may be highly dilutive and may include onerous terms; unexpected costs and operating deficits, and lower than expected sales and revenues;  sales cycles that can be longer than expected, resulting in delays in projected sales or failure to make such sales; uncertain willingness and ability of customers to adopt new technologies and other factors that may affect further market acceptance, if our product is not accepted by our potential customers, it is unlikely that we will ever become profitable; adverse economic conditions; adverse results of any legal proceedings; the volatility of our operating results and financial condition; inability to attract or retain qualified senior management personnel, including sales and marketing personnel; our ability to establish and maintain the proprietary nature of our technology through the patent process, as well as our ability to possibly license from others patents and patent applications necessary to develop products; the Company's ability to implement its long range business plan for various applications of its technology; the Company's ability to enter into agreements with any necessary marketing and/or distribution partners and with any strategic or joint venture partners; the impact of competition, the obtaining and maintenance of any necessary regulatory clearances applicable to applications of the Company's technology; and management of growth and other risks and uncertainties that may be detailed from time to time in the Company's reports filed with the Securities and Exchange Commission, which are available for review at www.sec.gov.  This is not a solicitation to buy or sell securities and does not purport to be an analysis of the Company's financial position. See the Company's most recent Annual Report on Form 10-K, and subsequent reports and other filings at www.sec.gov.

Contacts:

Investor Relations
KCSA Strategic Communications
Elizabeth Barker
(212) 896-1203
ebarker@kcsa.com

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Charles Moskowitz
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